Exhibit 99.1

Eclipsys Announces Fourth-Quarter and Year-End 2009 Results

ATLANTA--(BUSINESS WIRE)--February 18, 2010--Eclipsys Corporation® (NASDAQ: ECLP), The Outcomes Company®, today announced results for the fourth quarter and year ended December 31, 2009.

Revenues for the quarter ended December 31, 2009 were $133.7 million, compared to revenues of $126.8 million for the quarter ended December 31, 2008. Revenues for the year ended December 31, 2009 were $519.2 million, compared to $515.8 million for the year ended December 31, 2008.

Non-GAAP revenues for the fourth quarter 2009 were $135.7 million and for the year ended 2009 were $527.2 million.

A reconciliation of GAAP to non-GAAP revenues is included in the attached tables.

GAAP Income

GAAP operating income for the year ended December 31, 2009 was $9.4 million, or 1.8 percent of revenues, compared to $9.4 million, or 1.8 percent in the prior year.

On a GAAP basis, net income for the fourth quarter 2009 was $3.8 million, or $0.07 per diluted common share, compared to net income of $3.3 million, or $0.06 per diluted common share in the fourth quarter 2008.

GAAP net income for the year ended December 31, 2009 was $2.7 million, or $0.05 per diluted common share, compared to $99.5 million, or $1.79 per diluted common share in 2008.

GAAP net income for 2008 included an income tax benefit of $85.5 million, or $1.54 per diluted common share, associated with the reversal of the company’s deferred tax valuation allowance in the third quarter 2008.

Non-GAAP Income

Non-GAAP operating income for the year ended December 31, 2009 was $56.7 million, or 10.8 percent of non-GAAP revenues, compared to $39.0 million, or 7.6 percent in the prior year.

Non-GAAP net income for the fourth quarter 2009 was $9.8 million, or $0.17 per diluted common share, compared to non-GAAP net income for the fourth quarter 2008 of $4.1 million, or $0.07 per diluted common share.

Non-GAAP net income for the year ended December 31, 2009 was $36.5 million, or $0.64 per diluted common share, compared to $41.7 million, or $0.75 per diluted common share in 2008.

A reconciliation of GAAP to non-GAAP results is included in the attached tables.

“We ended 2009 with very strong fourth quarter results,” said Philip M. Pead, Eclipsys president and chief executive officer. “For the year, we exceeded our earnings guidance and generated significant cash flows.”

Balance Sheet Update

In the fourth quarter 2009, Eclipsys repaid $31.0 million of debt on its credit facility, reducing the company’s long-term debt to $29.0 million. These payments were funded through available cash and operating cash flows, and Eclipsys ended the quarter with $123.2 million of cash and $86.0 million in long-term investments.

For the year ended December 31, 2009, Eclipsys generated $55.7 million in free cash flows, compared to $30.1 million for the year ended 2008. The company defines free cash flow as operating cash flows less capitalized software development costs and capital expenditures.

2010 Guidance

Eclipsys current expectations for full-year 2010 results are as follows:

  Non-GAAP diluted earnings per share to range from $0.70 to $0.75.
  New business bookings growth of 20 percent to 30 percent. The company defines new business bookings as the total amount of all new contracts signed in a particular period, excluding renewals.
  Revenue growth of 6 percent to 8 percent.
  Non-GAAP operating income margin to range from 12 percent to 13 percent.

Eclipsys 2010 projected non-GAAP results exclude stock-based compensation expense and acquisition related amortization. Eclipsys non-GAAP results may also exclude other items that the company does not consider indicative of its underlying business performance.

Today’s Conference Call

Eclipsys executives will discuss the final results for the fourth quarter and year ended December 31, 2009 on a teleconference scheduled for 4:30 p.m. Eastern time on February 18, 2010. Persons interested in participating in the teleconference should call 800-230-1059 (in the U.S.) or 612-332-0819 (international) approximately 15 minutes before the conference call is slated to begin. For listen-only mode, participants can go to www.eclipsys.com prior to the conference call to register and download the necessary audio software.

Replay

About two hours after its completion, an audio replay of the conference call will be available on www.eclipsys.com for approximately 48 hours.

About Eclipsys

Eclipsys is a leading provider of advanced integrated clinical, revenue cycle and performance management software, clinical content and professional services that help healthcare organizations improve clinical, financial and operational outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

Non-GAAP Measures

The company has provided revenue financial measures on a non-GAAP basis for the three months and year ended December 31, 2009, which include deferred revenue adjustments net of deferred costs adjustments related to the company’s December 2008 acquisition of Premise Corporation. The company has also provided net income and earnings per share financial measures on a non-GAAP basis for the three months and year ended December 31, 2009 and December 31, 2008, which exclude non-cash stock-based compensation expense, amortization expense associated with acquisitions, and certain additional items that the company does not consider to be indicative of its underlying business performance, as listed on the attached GAAP to non-GAAP reconciliation tables. Because of the significance of the GAAP components excluded, these non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. When considered in conjunction with comparable GAAP financial measures, management believes that the non-GAAP financial measures provide useful supplemental information to management and investors to facilitate the understanding and evaluation of the company’s underlying operating performance and future prospects, as well as comparisons of the company’s results with its prior period results that did not include these gains and/or charges, and with results of other companies on a more consistent basis. Internally, management also uses non-GAAP net income and earnings for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management’s effectiveness and help determine bonuses for management and others.

The company adds back the Premise deferred revenue adjustment for non-GAAP revenue because the inclusion of this amount directly correlates to the underlying business performance of Eclipsys’ operations and facilitates comparisons of the legacy Premise business to that of the company's post-merger results. The company omits non-cash stock-based compensation because such expense can vary significantly between periods as a result of the timing (which determines various input assumptions that impacts the compensation expense amount) and number of new equity-based incentive awards in any one period, including grants in connection with acquisitions. The company omits non-cash acquisition-related amortization expense arising from the acquisition of intangible assets in presenting non-GAAP earnings because such expense in any one period may not directly correlate to its underlying business performance and because such expense can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. This adjustment also provides management and investors with consistent measures of performance both before and after including such non-cash acquisition-related amortization charges. The economic substance of omitting the other items incurred that the company does not consider to be indicative of its underlying business performance derives from the fact that such episodic gains and/or charges make it more difficult to compare operating results of different periods, not all of which include such gains and/or charges. However, the omission of non-cash stock-based compensation expense may mask an economic cost incurred by the company in connection with stock-based compensation, and the omission of the charges related to the company’s other non-GAAP adjustments may mask actual and expected future costs associated with such matters. Management compensates for these limitations by using both the GAAP and non-GAAP measures. Although the company has provided 2010 guidance for non-GAAP diluted earnings per share and non-GAAP operating income margin, a quantitative reconciliation to the equivalent GAAP guidance financial measures is not available given the number of variables that affect the reconciliation.

The company has provided reconciling tables attached to this release.

Caution Regarding Forward-Looking Statements

Certain statements in this news release or the investor call referenced herein, including those concerning the company’s operational initiatives, future performance expectations, and effects of economic conditions are forward-looking statements and actual results may differ materially from those projected or implied by the forward-looking statements due to a variety of risks and uncertainties. Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet. Economic conditions are unstable and may cause hospitals and other healthcare providers to curtail HIT system spending. Eclipsys’ cost reduction and other initiatives in response to the challenging economic environment, including initiatives designed to improve operational efficiencies, may not be effective, and it is difficult to predict what the company may be able to achieve. Eclipsys sales may fall below expectations due to market conditions, competition, and other factors, including client demands for pricing and financing concessions. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients, regulatory requirements, and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality (including as required to comply with ARRA and related regulations, as well as other certification standards) may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards and regulatory requirements, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Eclipsys Corporation
GAAP Income Statements
(in thousands, except per share amounts)

	GAAP					GAAP
	Three Months Ended					Year-to-date
	December 31, 2009	December 31, 2008	$	Change	% Change	December 31, 2009	December 31, 2008	$	Change	% Change
Revenues:	(Unaudited)	(Unaudited)				(Unaudited)
Systems and services	$129,777	$122,622		$7,155	5.8%	$509,060	$495,643		$13,417	2.7%
Hardware	3,907	4,194		(287)	-6.8%	10,124	20,119		(9,995)	-49.7%
Total revenues	133,684	126,816		6,868	5.4%	519,184	515,762		3,422	0.7%

Cost and expenses:
Costs of systems and services	69,756	70,652		(896)	-1.3%	271,400	280,694		(9,284)	-3.3%
Costs of hardware	3,265	3,537		(272)	-7.7%	8,543	16,945		(8,402)	-49.6%
Sales and marketing	20,472	22,761		(2,289)	-10.1%	91,493	85,911		5,582	6.5%
Research and development	15,041	14,333		708	4.9%	55,610	61,435		(5,825)	-9.5%
General and administrative	9,873	11,580		(1,707)	-14.7%	45,095	38,457		6,638	17.3%
Depreciation and amortization	8,049	6,447		1,602	24.8%	32,180	22,098		10,082	45.6%
Restructuring	-	-		-		5,434	-		5,434	*
In-process research and development charge	-	-		-		-	850		(850)	-100.0%
Total costs and expenses	126,456	129,310		(2,854)	-2.2%	509,755	506,390		3,365	0.7%

Income (loss) from operations	7,228	(2,494)		9,722	*	9,429	9,372		57	0.6%
Gain (loss) on sale of assets	502	170		332	195.3%	2,549	4,370		(1,821)	-41.7%
Gain (loss) on ARS	133	(609)		742	*	(205)	(609)		404	*
Interest expense	(548)	(898)		350	*	(3,368)	(2,117)		(1,251)	*
Interest income	292	1,274		(982)	-77.1%	2,136	6,074		(3,938)	-64.8%
Income (loss) before income taxes	7,607	(2,557)		10,164	*	10,541	17,090		(6,549)	-38.3%
Provision for income taxes	3,814	(5,867)		9,681	*	7,833	(82,416)		90,249	*
Net income (loss)	$3,793	$3,310		$483	14.6%	$2,708	$99,506		$(96,798)	-97.3%

Basic EPS:
Net income (loss)	$3,793	$3,310		$483	14.6%	$2,708	$99,506		$(96,798)	-97.3%
Less: Income allocated to participating securities	30	40		(9)	-24.0%	28	1,176		(1,148)	-97.6%
Net income (loss) available to common shareholders	$3,763	$3,270		$492	15.1%	$2,680	$98,330		$(95,650)	-97.3%
Basic weighted average common shares outstanding	56,537	55,293		1,244	2.3%	55,940	54,089		1,851	3.4%
Basic net income (loss) per common share	$0.07	$0.06		$0.01	12.5%	$0.05	$1.82		$(1.77)	-97.4%

Diluted EPS:
Net income (loss)	$3,793	$3,310		$483	14.6%	$2,708	$99,506		$(96,798)	-97.3%
Less: Income allocated to participating securities	29	39		(10)	-24.8%	28	1,160		(1,132)	-97.6%
Net income (loss) available to common shareholders	$3,764	$3,271		$493	15.1%	$2,680	$98,346		$(95,666)	-97.3%
Basic weighted average common shares outstanding	56,537	55,293		1,244	2.3%	55,940	54,089		1,851	3.4%
Dilutive effect of potential common shares	1,038	441		596	135.1%	681	763		(82)	-10.8%
Diluted weighted average shares common outstanding	57,575	55,734		1,841	3.3%	56,621	54,851		1,769	3.2%
Diluted earnings (loss) per common share	$0.07	$0.06		$0.01	11.4%	$0.05	$1.79		$(1.75)	-97.4%

* N/M - not meaningful

Total basic weighted average shares outstanding	56,988	55,961				56,528	54,736
Less: Participating securities	451	668				588	647
basic weighted average shares - common	56,537	55,293				55,940	54,089

Total diluted weighted average shares outstanding	58,026	56,402				57,208	55,498
Less: Participating securities	451	668				588	647
Diluted weighted average shares - common	57,575	55,734				56,621	54,851

Dilutive effect of potential common shares	1,038	441				681	763

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of December 31,
	2009	2008
	(Unaudited)
Assets
Current assets:
Cash	$123,160	$108,304
Marketable securities	-	154
Accounts receivable, net of allowance for doubtful accounts of $2,994 and $4,912, respectively	111,712	121,811
Prepaid expenses	26,832	23,975
Deferred tax asset	-	2,643
Other current assets	4,250	5,712
Total current assets	265,954	262,599

Long-term investments	85,988	107,215
Property and equipment, net	56,579	53,996
Capitalized software development costs, net	51,889	37,718
Acquired technology, net	29,557	39,710
Intangible assets, net	7,411	10,258
Goodwill	100,008	96,973
Deferred tax asset	86,639	89,063
Other assets	13,039	11,343
Total assets	$697,064	$708,875

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$135,185	$123,733
Accounts payable	14,752	20,924
Accrued compensation costs	34,034	16,457
Deferred tax liability	6,033	-
Other current liabilities	20,994	22,481
Total current liabilities	210,998	183,595

Deferred revenue	4,896	5,743
Long term debt and capital lease obligations	29,727	105,000
Other long-term liabilities	15,616	16,540
Total liabilities	261,237	310,878

Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized; issued and outstanding, 57,162,466 and 56,126,674, respectively	572	561
Additional paid-in capital	599,111	569,717
Accumulated deficit	(162,004)	(164,712)
Accumulated other comprehensive income	(1,852)	(7,569)
Total stockholders’ equity	435,827	397,997
Total liabilities and stockholders’ equity	$697,064	$708,875

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	For the Years Ended December 31,		For the Three Months Ended December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)	(Unaudited)
Operating activities:
Net income	$2,708	$99,506	$3,795	$3,309
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,228	41,376	12,214	11,558
Provision for bad debt	2,896	5,995	450	3,340
In-process research and development charge		850	-	-
Stock compensation expense	18,162	17,282	3,394	4,189
Deferred income taxes	8,083	(93,031)	4,186	(14,847)
Gain on sale of marketable securities	(1,508)		(133)	-
Gain on sale of assets	(2,548)	(4,370)	(502)	(172)
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:			-	-
Accounts receivable	1,827	(20,881)	(5,239)	730
Prepaid expenses and other current assets	(42)	2,054	(1,462)	1,299
Inventory	-	-	-	-
Other assets	833	(329)	774	(40)
Deferred revenue	12,578	13,528	13,795	16,906
Accrued compensation	17,714	(10,562)	750	(5,533)
Accounts payable and other current liabilities	(9,624)	8,955	2,871	3,019
Long-term liabilities	1,215	12,480	(524)	8,509
Other	4,895	548	1,851	(415)
Total adjustments	103,709	(26,105)	32,425	28,543
Net cash provided by operating activities	106,417	73,401	36,220	31,852
Investing activities:
Purchases of property and equipment	(21,243)	(25,092)	(3,687)	(4,660)
Purchase of marketable securities		(102,000)	0	0
Proceeds from sales of marketable securities	23,686	153,641	(375)	0
Proceeds from sale of assets		835	0	137
Proceeds from sale of debt and equity securities		0	0	0
Capitalized software development costs	(29,492)	(18,176)	(6,764)	(5,759)
Restricted Cash	0	1,964	0	1
Earnout out on disposition	2,079	3,578	0	0
Cash paid for acquisitions, net of cash acquired	(3,077)	(111,522)	(93)	(56,929)
Net cash used in investing activities	(28,047)	(96,772)	(10,919)	(67,210)
Financing activities:
Proceeds from stock options exercised	11,779	6,254	6,192	971
Proceeds from employee stock purchase plan	855	822	189	207
Cash paid for debt issuance costs		(1,440)	-	(10)
Repayment of secured financing	(76,000)	(95,000)	(31,000)	-
Proceeds from secured financing		200,000	-	54,000
Other	(186)		(106)	-
Net cash provided by (used in) financing activities	(63,552)	110,636	(24,725)	55,168

Effect of exchange rates on cash and cash equivalents	38	(1,471)	478	(883)
Net increase (decrease) in cash and cash equivalents	14,856	85,794	1,054	18,927
Cash and cash equivalents — beginning of period	108,304	22,510	122,106	89,377
Cash and cash equivalents — end of period	$123,160	$108,304	$123,160	$108,304

Eclipsys Corporation
Reconciliation of GAAP (Unaudited) to Non-GAAP Items
(in thousands, except per share amounts)

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008	Year-to-date December 31, 2009	Year-to-date December 31, 2008
Revenues:
GAAP Revenues	$133,684	$126,817	$519,184	$515,762
Premise acquisition accounting (1)	2,030	-	7,975	-
Non-GAAP revenues	$135,714	$126,817	$527,159	$515,762

GAAP Recurring revenues	$92,659	$85,293	$360,094	$334,256
Premise acquisition accounting (1)	67		949
Non-GAAP Recurring revenues	$92,726	$85,293	$361,043	$334,256

GAAP Professional services revenues	$26,146	$28,325	$110,763	$124,268
Premise acquisition accounting (1)	218		1,300
Non-GAAP Professional services revenues	$26,364	$28,325	$112,063	$124,268

GAAP Periodic revenues	$10,972	$9,005	$38,203	$37,119
Premise acquisition accounting (1)	1,745		5,592
Non-GAAP Periodic revenues	$12,717	$9,005	$43,795	$37,119

GAAP Hardware revenues	$3,907	$4,194	$10,124	$20,119
Premise acquisition accounting (1)	-		134
Non-GAAP Hardware revenues	$3,907	$4,194	$10,258	$20,119

Gross Margin
Revenues	$133,684	$126,817	$519,184	$515,762
Costs of systems and services	69,756	70,652	271,400	280,694
Costs of hardware	3,265	3,537	8,543	16,945
GAAP Gross margin (A)	60,663	52,628	239,241	218,123
Adjustments
Premise acquisition accounting (1)	1,780		6,818
Stock-based compensation expense (2)	475	1,528	1,975	7,346
Headquarter relocation (3)				419
Restructuring (4)			585
Professional Services Reorganization (5)				1,080
Non-recurring items (6)				782
Non-GAAP gross margin	$62,918	$54,156	$248,619	$227,750

GAAP gross margin percentage	45.4%	41.5%	46.1%	42.3%
Non-GAAP gross margin percentage	46.4%	42.7%	47.2%	44.2%

Operating Expenses
GAAP operating expenses (B)	$53,435	$55,121	$229,812	$208,751
Adjustments
Stock-based compensation expense (2)	(2,919)	(2,662)	(16,185)	(9,935)
Headquarter relocation (3)				(2,521)
Restructuring (4)			(9,182)
Professional Services Reorganization (5)				(298)
Derivative litigation (7)				(1,353)
Amortization (8)	(3,124)	(2,164)	(12,496)	(4,830)
EPSI research and development charge (9)				(850)
Valuation allowance reversal (10)				(177)
Non-GAAP operating expenses	$47,392	$50,295	$191,949	$188,787

Eclipsys Corporation
Reconciliation of GAAP (Unaudited) to Non-GAAP Items
(in thousands, except per share amounts)

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008	Year-to-date December 31, 2009	Year-to-date December 31, 2008

Gross Research and Development Expenses
GAAP research and development	$15,041	$14,333	$55,610	$61,435
Adjustments
Stock-based compensation expense (2)	(706)	(330)	(2,270)	(1,321)
Headquarter relocation (3)				(159)
Restructuring (4)			(40)	-
Non-GAAP research and development	14,335	14,003	53,255	59,955
Capitalized software and development costs	6,764	5,760	29,492	18,177
Non-GAAP gross research and development expenses	$21,099	$19,763	$82,792	$78,132

Operating Income
GAAP operating income	$7,228	$(2,494)	$9,429	$9,372
Adjustments
Premise acquisition accounting (1)	1,780	-	6,818	-
Stock-based compensation expense (2)	3,394	4,190	18,160	17,281
Headquarter relocation (3)				2,940
Restructuring (4)			9,767
Professional Services Reorganization (5)				1,378
Non-recurring items (6)				782
Derivative litigation (7)				1,353
Amortization (8)	3,124	2,164	12,496	4,830
EPSI research and development charge (9)				850
Valuation allowance reversal (10)				177
Non-GAAP operating income	$15,526	$3,860	$56,670	$38,963

GAAP Operating Margin	5.4%	-2.0%	1.8%	1.8%
Non-GAAP Operating Margin	11.4%	3.0%	10.8%	7.6%

Pre-tax income
GAAP pre-tax income	$7,607	$(2,557)	$10,541	$17,090
Adjustments
Premise acquisition accounting (1)	1,780	-	6,818	-
Stock-based compensation expense (2)	3,394	4,190	18,160	17,281
Headquarter relocation (3)				2,940
Restructuring (4)	-	-	9,767	-
Professional Services Reorganization (5)				1,378
Non-recurring items (6)				782
Derivative litigation (7)				1,353
Amortization (8)	3,124	2,164	12,496	4,830
EPSI research and development charge (9)				850
Valuation allowance reversal (10)				177
Gain on sale of assets (11)				(3,482)
ARS Sale (12)			1,114
Non-GAAP pre-tax income	$15,905	$3,797	$58,896	$43,199

Eclipsys Corporation
Reconciliation of GAAP (Unaudited) to Non-GAAP Items
(in thousands, except per share amounts)

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008	Year-to-date December 31, 2009	Year-to-date December 31, 2008

Net Income
GAAP net income	$3,793	$3,310	$2,708	$99,506
Adjustments
Premise acquisition accounting (1)	1,780	-	6,818	-
Stock-based compensation expense (2)	3,394	4,190	18,160	17,281
Headquarter relocation (3)	-	-	-	2,940
Restructuring (4)	-	-	9,767	-
Professional Services Reorganization (5)	-	-	-	1,378
Non-recurring items (6)	-	-	-	782
Derivative litigation (7)	-	-	-	1,353
Amortization (8)	3,124	2,164	12,496	4,830
EPSI research and development charge (9)	-	-	-	850
Valuation allowance reversal (10)	-	-	-	177
Gain on sale of assets (11)	-	-	-	(3,482)
ARS Sale (12)	-	-	1,114	-
State tax provision (13)				1,540
Taxes (14)	(2,270)	(5,589)	(14,541)	(85,466)
Non-GAAP net income	$9,821	$4,075	$36,522	$41,689

Diluted earnings per share
Diluted earnings per share	$0.07	$0.06	$0.05	$1.79
Adjustments
Premise acquisition accounting (1)	0.03	-	0.12	-
Stock-based compensation expense (2)	0.06	0.07	0.32	0.31
Headquarter relocation (3)	-	-	-	0.05
Restructuring (4)	-	-	0.17	-
Professional Services Reorganization (5)	-	-	-	0.02
Non-recurring items (6)	-	-	-	0.01
Derivative litigation (7)	-	-	-	0.02
Amortization (8)	0.05	0.04	0.22	0.09
EPSI research and development charge (9)	-	-	-	0.02
Valuation allowance reversal (10)	-	-	-	0.00
Gain on sale of assets (11)	-	-	-	(0.06)
ARS Sale (12)	-	-	0.02	-
State tax provision (13)	-	-	-	0.03
Taxes (14)	(0.04)	(0.10)	(0.25)	(1.54)
Non-GAAP diluted earnings per share	$0.17	$0.07	$0.64	$0.75

Eclipsys Corporation
Reconciliation NOTES of GAAP (Unaudited) to Non-GAAP Items

1	Deferred revenue adjustments net of deferred costs adjustments related to the Company's December 2008 acquisition of Premise Corporation. The amounts represent the reduction of deferred revenue and related deferred costs acquired from Premise as a result of purchase accounting adjustments.

2	Represents stock based compensation expense.

3	Amounts incurred to relocate the corporate headquarters from Boca Raton to Atlanta, including salaries and benefits associated with the termination of employees not relocating and other administrative costs associated with the move.

4	Severance related activity primarily in the Company's professional services organization. Also includes severance costs in the second quarter of 2009 associated with the departure of the Company's CEO.

5	Severance costs associated with the reorganization of the Company's professional services organization in the third quarter of 2008.

6	Nonrecurring adjustments from prior years.

7	Charges incurred as a result of the voluntary stock option review completed in the second quarter of 2007 and are related primarily to legal fees associated with the subsequent derivative litigation. These costs are net of insurance recoveries in the second quarter of 2008.

8	Amortization of intangible assets associated with 2008 acquisitions.

9	Write off of in-process research and development associated with our acquisition of EPSI.

10	Income tax benefit associated with the reversal of the Company's deferred tax valuation allowance.

11	Gain resulted from the achievement of certain post-closing milestones associated with the December 2007 sale of the Clinical Practice
Model Resource Center (CPMRC) business.

12	Realized loss on the sale of one of the Company's auction rate securities for $23.6 million.

13	Accounting rule issued related to Uncertainty in Income Taxes clarified the criteria for recognizing income tax benefits. This charge was recorded as a result of the review of uncertain state tax positions.

14	Represents a combination of discrete tax items, primarily deferred tax asset adjustments for Canadian research and development credits in the second quarter of 2009 and non-GAAP tax adjustments to reflect the non-GAAP annual effective tax rate.

Notes

A	GAAP gross margin equals revenue less costs of systems and services and costs of hardware.

B	GAAP operating expenses include sales and marketing expense, research and development expense , general and administrative expense, depreciation and amortization expense, restructuring charge, and in process research and development charge.

Eclipsys Corporation
Stock-Based Compensation Expense (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31, 2008	Three Months Ended June 30, 2008	Three Months Ended September 30, 2008	Three Months Ended December 31, 2008	Year-to-date 2008	Three Months Ended March 31, 2009	Three Months Ended June 30, 2009	Three Months Ended September 30, 2009	Three Months Ended December 31, 2009	Year-to-date 2009

Cost and expenses:
Costs of systems and services	$1,608	$1,777	$2,433	$1,528	$7,346	$493	$506	$501	$475	$1,975
Costs of hardware					-					-
Sales and marketing	1,097	1,488	1,896	1,763	6,244	2,494	4,237	1,774	1,373	9,878
Research and development	302	288	401	330	1,321	453	546	565	706	2,270
General and administrative	341	566	894	569	2,370	968	1,470	759	840	4,037
Depreciation and amortization					-					-
Restructuring					-					-
Total costs and expenses	$3,348	$4,119	$5,624	$4,190	$17,281	$4,408	$6,759	$3,599	$3,394	$18,160

CONTACT:
Eclipsys
Jason Cigarran, 404-847-5965
Vice President, Investor Relations
jason.cigarran@eclipsys.com